EXHIBIT TWO:         ARTICLES OF ASSOCIATION

Articles of Association

Of

Beijing Huawei International Furniture Manufacturing Co., Ltd.

Chapter 1	General Provisions
Article 1

These Articles of Association are hereby formulated, in accordance with the Law of the People’s Republic of China (“PRC”) on Sino-Foreign Equity Joint Ventures and the Joint Venture Contract dated [month] [day], 2005 (the “JV Contract”) among Beijng Huawei Ouya Architectural Decoration And Engineering Co., Ltd. (“Party A”), China Direct Trading Corp. (“Party B”) and Wang Hongkun (“Party C”) regarding the establishment of an equity joint venture in Beijing, PRC.

Capitalized terms used herein without otherwise being defined shall have the same definitions ascribed thereto in the JV Contract.

Article 2	The name of the Joint Venture shall be “;” in Chinese and “Beijing Huawei International Furniture Manufacturing Co., Ltd.” in English.

The legal address of the Joint Venture shall be North to Lai Guang Ying Industry District, Chao Yang District, Beijing, PRC.

Article 3	The names, legal addresses and legal representatives of the Parties of the Joint Venture are as follows:

Party A: Beijng Huawei Ouya Architectural Decoration And Engineering Co., Ltd.; legal address: West to the Lai Guang Ying Village, Lai Guang Ying County, Chao Yang District, PRC; legal representative: Wang Hongyu. Party B: China Direct Trading Corp.; legal address: 12535 Orange Dr. #613 Davie, Florida 33330, USA; legal representative: Howard Ullman; Party C: Wang Hongkun; address: 1506,Building16, Ou Lu Jing Dian, Yayun Village, Chao Yang District, Beijing.

Article 4	All activities of the Joint Venture shall be governed by the laws, regulations and rules of the PRC, the JV Contract and these Articles of Association.
Article 5

The organization form of the Joint Venture is a limited liability company. Each party is liable to the Joint Venture within the limit of the capital subscribed by it and shall share the profit and bear the risks and losses by the Parties in proportion to their contributions to the registered capital.

12.	Chapter 2	Purpose, Business Scope of the Joint Venture
Article 6

Purpose of the Joint Venture: To raise the needed capital to expand the Joint Venture’s factories production by building an additional million square foot factory. Also to expand the sales of the Joint Venture into North and South America.

Article 7	Business scope of the Joint Venture: Process, manufacture the furniture, doors and windows; selling of furniture and construction materials; service of family decoration.

The above business scope shall be ultimately determined by that which is evidenced by the business license issued by the SAIC.

13.	Chapter 3	Total Amount of Investment and the Registered Capital
Article 8		The total amount of investment of the Joint Venture shall be US$15,114,873.

Article 9	The registered capital of the Joint Venture shall be US$6,045,949 and invested by the Parties as below:

Party A shall contribute US$2,095,525.9, amounting to 34.66% of the registered capital of the Joint Venture; Party B shall contribute US$2,418,379.6, amounting to 40% of the registered capital of the Joint Venture; Party C shall contribute US$1,532,043.5, amounting to 25.34% of the registered capital of the Joint Venture.

Article 10	The registered capital of the Joint Venture shall be contributed in full by the Parties pursuant to the time and schedule set forth in the JV Contract.

Article 11

Any dividend, property distribution after liquidation and other property distribution or dividend shall be declared in proportion to their contribution that has been paid to the registered capital before it has been completed.

Article 12

Each Party may transfer, sale or disposition of all or part of its investment (equity shares) to the Joint Venture to the Third Party, provided that such transfer shall be consented to by the other two parties and take effect upon obtaining the approval by the Examination and Approval Authority.

Article 13

When Each Party intends to transfer, sale or disposition of all or part of its investments (equity shares) to the Third Party, the other two parties shall have a preemptive right to purchase such investments (equity shares) upon the same terms and conditions.

Article 14

Any increase or decrease of the registered capital of the Joint Venture shall be unanimously agreed to at a meeting of the Board, and must be submitted to the Examination and Approval Authority for approval. Upon such approval, the Joint Venture shall apply to register the change in ownership with the SAIC.

14.	Chapter 4	Board of Directors
Article 15	The Board shall be the highest authority of the Joint Venture and empowered to decide all major issues concerning the Joint Venture.
Article 16	The Board shall have the power and authority to determine the following matters:
	(a)	amendment to the Articles of Association of the Joint Venture;
	(b)	termination and dissolution of the Joint Venture;
	(c)	increase and decrease in the registered capital of the Joint Venture;
	(d)	merger or division of the Joint Venture;
	(e)	determining and approving major reports submitted by the General Manager;

(f)	approving the annual financial statements, annual plans for financial budget and profit distribution of the Joint Venture;
(g)	approving the important by-laws and rules for the Joint Venture;
(h)	appointing or dismissal of the General Manager of the Joint Venture;
(i)	other matters that require resolutions by the Board in accordance with the provisions stipulated in the JV Contract and these Articles of Association.

Resolution of matters shall be passed by the vote of a simple majority of the directors (including proxies) of the Board present in a meeting, other than resolutions (a) to (d) mentioned above which shall be passed by unanimous vote of each director (including proxies) of the Board.

Article 17

The Board shall consist of five directors. One director shall be appointed by Party A, three by Party B and one by Party C. Chairman of the Board of Directors shall be appointed by Party C, Vice-chairman of the Board shall be one and appointed by Party B. Each director shall be appointed for a term of four years and may serve consecutive terms if re-appointed. A Party may change the directors they appoint within the term by notify the other two parties thirty days prior to the appointment.

Article 18

The Board shall convene at least one meeting every year. The meeting shall be called and presided over by the Chairman of the Board. Should the Chairman be unable to call the meeting, he shall authorize the Vice-chairman or another director to call and preside over the meeting. The Chairman may convene an interim meeting on the suggestion of more than one-third of the directors.

Article 19

The Chairman or Vice-chairman of the Board shall send a written notice at least 10 days prior to any Board meeting stating the agenda, time and place of the meeting. Such notice may be waived by the unanimous consent of all Directors of the Board.

Article 20

A Board meeting requires a quorum of over two-thirds of the directors. Should a director be unable to attend, he may make a proxy authorizing someone else to represent him and vote in his stead. In the event that a director fails to be present in person or by proxy, he shall be regarded as having abstained.

Article 21

If no resolution has been made by reason of any equality of votes for and against the proposal dealing with such matter, another Board meeting shall be held at the time and place agreed by the Parties for the purpose of considering and voting on the same matter.

Article 22

A Board meeting shall be held at the location of the Joint Venture’s legal address or other places inside or outside the PRC decided upon by the Board or by way of videoconferencing or other electronic or telecommunications media as agreed upon by the Board.

Article 23

A minute of the Board shall be prepared for each meeting of the Board and signed by the directors (including proxies) present in such meeting. Minutes of the Board meeting shall be placed on file by the Joint Venture.

Article 24

All Board meetings shall be held in Chinese and English. All statements made at the Board meetings and all minutes and documents submitted to the Board for review shall be prepared in Chinese and English.

Article 25

Chairman of the Board shall be the legal representative of the Joint Venture. In such capacity, the Chairman shall at all times act in strict accordance with resolutions of the Board and the Articles of Association. Where the Chairman is unable to perform his duties, he shall authorize the Vice-chairman or another director of the Board to perform his duties.

Article 26

No member of the Board in his duties performance of director shall receive any remuneration from the Joint Venture. All travel expenses for attending the Board meeting incurred by a director shall be borne by the Joint Venture.

Article 27

If a seat on the Board is vacated by the death, retirement, resignation, of a director or by the removal of such director by the Party which originally appointed him, the Party which originally appointed such director shall appoint a successor to serve out the director’s term.

15.	Chapter 5	Operation and Management
Article 28

The Joint Venture shall establish a management office which shall be responsible for the day-to-day management and operations. The management office shall have a General Manager and a Deputy General Managers. The General Manager shall be appointed by the Board and has the power to appoint the Deputy General Managers and other members of the management office.

Article 29

The Joint Venture shall adopt a general manager responsibility system under which the General Manager shall carry out decisions of the Board, be in charge of the day-to-day operation and management of the Joint Venture, be responsible to and report to the Board. The Deputy General Managers shall assist the General Manager for works.

Article 30

The General Manager or the Deputy General Managers shall not hold posts concurrently as general manager or deputy general managers of other economic organizations. They shall not get involved in other economic organizations’ commercial competition against the Joint Venture.

Article 31	The General Manager or the Deputy General Managers or other senior management engaging in graft or serious breach of duty may be dismissed by the Board.
16.	Chapter 6	Labor Management
Article 32

Matters relating to the recruitment, employment, dismissal, resignation, wages, welfare, labor protection, labor insurance and labor discipline and matters concerning the working personnel of the Joint Venture shall be handled in accordance with the PRC Administration Regulations on

Labor Management in Foreign Invested Enterprises, the PRC Labor Law, administrative implementations thereunder, the PRC Trade Union Law and the relevant proclamations by the Beijing Municipality.

Article 33	Salaries and remuneration of the senior management of the Joint Venture shall be decided upon by the Board.
Article 34

Staff and workers of the Joint Venture have the right to set up grass-roots trade unions and catty on trade union activities in accordance with the Trade Union Law of the PRC and the Statute of the Trade Union of the PRC.

Article 35	The Joint Venture shall allocate funds to the trade union in accordance with relevant PRC laws and regulations.
17.	Chapter 7	Taxes, Finance and Accounting
Article 36	The Joint Venture shall pay taxes and obtain all kinds of preferential treatment under the relevant PRC laws and regulations.
Article 37	The staffs of the Joint Venture shall pay individual income tax according to the Individual Income Tax Law of the PRC and other relevant laws.
Article 38

The Joint Venture shall, in accordance with the Law of the PRC on Sino-Foreign Equity Joint Ventures, deduct from the after-tax profits, allocations to reserve funds, enterprise development funds as well as employee bonus and welfare funds. The amount of the above allocations to be deducted shall be determined by the Board.

Article 39

The Joint Venture shall adopt the calendar year as its fiscal year, which shall begin on January 1 and end on December 31 of the same year except that the first fiscal year of the Joint Venture shall commence on the date that the Joint Venture is granted a business license, and shall end on the immediately succeeding December 31.

Article 40

The accounting of the Joint Venture shall adopt the internationally used accrual basis and debit and credit accounting system in their work. All vouchers, account books, statistic statements and reports prepared by Joint Venture shall be written in Chinese, or concurrently in English.

Article 41

The Joint Venture shall appoint an internal auditor to be responsible for checking financial receipts, payments and accounts, and submit reports to the Board and the General Manager. The Joint Venture shall also appoint an external auditor to audit the financial statements of the Joint Venture and issue the independent auditors’ report according to the General Accepted Accounting Practice.

Article 42

Each Party may, at its own expense, appoint an accountant registered abroad subject to approval by the Board or registered in the PRC to audit, on behalf of the appointing Party, to audit the accounts of the Joint Venture. Reasonable access to the Joint Venture’s financial records shall be granted to such auditor and such auditor shall hold in confidence all documents audited. Auditing of Joint Venture books by an accounting firm engaged by each Party shall not interfere with the normal business activity of the Joint Venture.

Article 43

The General Manager shall organize to prepare the balance sheets, profit and loss statements and profit distribution plan and submit to the Board for approval within the first 3 months of each fiscal year.

Article 44	All matters concerning foreign exchange for the Joint Venture shall be handled according to the Regulations on Foreign Exchange Control of the PRC and relevant regulations.
Article 45		The Joint Venture shall open Renminbi and foreign currency account(s) at banks in the PRC.
18.	Chapter 8	Profit Distribution

Article 46	Subsequent to the deduction of the allocations to the three funds set forth under Article 38, the Board shall, in accordance with the PRC laws, once every year by a formally adopted resolution decide the amount of after-tax net profit of the Joint Venture. Should the Board determine to distribute as profit the after-tax net profit, it shall be distributed to the Parties in proportion to their respective actual contribution to the registered capital of the Joint Venture.

Article 47

Each party agrees that the profit distributed to Party B shall be calculated in the light of the foreign exchange rate promulgated by the People’s Bank of China on the date of profit distribution (Party B may choose to do so). Party B shall have priority over Party A and Party C in the distribution of the distributable foreign exchange of the Joint Venture. If the distributable foreign exchange is not enough for distribution, Renminbi shall be paid.

Article 48

If the Joint Venture carries losses from the preceding year, the profit of the current year shall be applied to cover the losses first. No profit shall be distributed unless the deficit from the previous years is made up.

19.	Chapter 9	Insurance
Article 49

The Joint Venture shall take out and maintain insurance in accordance with PRC laws and regulations and with due reference to practices adopted by similar enterprises in other countries. All costs and expenses therefor shall be borne by the Joint Venture. Insurance plans for the Joint Venture shall be made by the General Manager and submitted to the Board for approval prior to their implementation.

20.	Chapter 10	Duration of the Joint Venture, Termination and Liquidation
Article 50

The duration of the Joint Venture shall be twenty years from the date of the issuance of the business license by the SAIC. Suggested by each Party and passed upon the unanimous vote at the Board meeting, the Joint Venture term may be extended by submitting an application to extend the Joint Venture term to the original Examination and Approval Authority for approval no less than 6 months prior to the expiry of the term of the Joint Venture.

Article 51

The Joint Venture shall be terminated upon the termination of the JV Contract by in accordance with the provisions of Articles 57 and 58 of the JV Contract and submit for approval by the original Examination and Approval Authority.

Article 52

In the event that upon expiry of the term of the JV Contract or early termination agreed by the Parties, the Board shall appoint a liquidation committee to liquidate the Joint Venture’s assets in accordance with the relevant PRC laws. Upon completion of the liquidation, the Joint Venture’s debts and liquidation expenses shall be firstly paid. The balance of the Joint Venture’s assets shall be paid over to the Parties in proportion to their respective contributions to the registered capital of the Joint Venture.

Article 53

Party B may choose to be distributed by foreign exchange or in kind in written. Party A and Party C shall assist and cooperate with Party B and shall not refuse or hold off the transfer of the foreign exchange or any other distribution to outside PRC.

Article 54

If any Party does not performs its obligation under the JV Contract or under other contracts entered by the Joint Venture, which results the termination of the Joint Venture, compensation for the non-breaching Party shall be deducted from the distributable cash or property of the Joint Venture.

Article 55

Upon completion of the liquidation, the Joint Venture shall submit the liquidation report to the original Examination and Approval Authority, apply for nullification formalities, hand back the business license, and declare dissolution of the Joint Venture. The Joint Venture’s account or other records shall be placed on file by the Party agreed by the Parties. The Party shall permit the other two parties to check, use and obtain copies of those records by reasonable notice.

21.	Chapter 11	Applicable Law
Article 56		These Articles of Association and interpretations thereof shall be governed by PRC laws
22.	Chapter 12	Miscellaneous

Article 57	These Articles of Association are written in Chinese and English. Both language versions are of equal force and effect.
Article 58	These Articles of Association shall come into effect on the Effective Date after executed by the Parties.
Article 59

Any notice in connection with these Articles of Association shall be served in writing and delivered by personal delivery or courier to the other two parties, sent by registered air mail or by facsimile transmission or other electronic means to the address of the other two parties under Article 3 of these Articles of Association.

Article 60	These Articles of Association may only be amended by a written instrument signed by the Parties and approved by the Examination and Approval Authority.
Article 61	In the event of any discrepancy between the JV Contract and these Articles of Association, the provisions of the JV Contract shall prevail.

[Blank below]

IN WITNESS WHEREOF: Party A, Party B and Party C hereby duly authorize the signatures of their representatives on these Articles of Association on       ,written for the execution hereunto as a deed.

Party A: Beijng Huawei Ouya Architectural Decoration And Engineering Co., Ltd.

Authorized Representative:

Position:

Party B: China Direct Trading Corp.

Authorized Representative:

Position:

Party C: Wang Hongkun

Signature: